Exhibit 99.2

Combined Financial Statements of

AITEC HOLDINGS GROUP

For the 8 months ended May 31, 2007 and the year ended

September 30, 2006

Auditors’ Report

To the Directors of

Aitec Holdings Group

We have audited the accompanying combined balance sheets of Aitec Holdings Group as at May 31, 2007 and September 30, 2006 and the related combined statements of operations, shareholders’ deficiency and of cash flows for the 8 months ended May 31, 2007 and the year ended September 30, 2006. The combined financial statements include the accounts of the companies listed in Note 1. These companies are under common control and management. These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Canada and the United States of America. These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, these combined financial statements present fairly, in all material respects, the financial position of the Group as at May 31, 2007 and September 30, 2006 and the results of its operations and its cash flows for the 8 months ended May 31, 2007 and the year ended September 30, 2006 in accordance with accounting principles generally accepted in the United States of America.

The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

/s/ Deloitte & Touche LLP

Licensed Public Accountants

Chartered Accountants

Burlington, Ontario

July 26, 2007

AITEC HOLDINGS GROUP

Combined Statements of Operations

8 months ended May 31, 2007 and year ended September 30, 2006

	May 31, 2007	September 30, 2006
REVENUES	$39,632,341	$52,126,842

COST OF REVENUES	29,315,770	39,052,026

GROSS MARGIN	10,316,571	13,074,816

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	9,722,530	13,029,451
IMPAIRMENT OF PROPERTY, PLANT AND EQUIPMENT (Notes 4 and 14)	1,559,879	—
IMPAIRMENT OF GOODWILL (Notes 9 and 14)	674,026	—
GAIN ON SALE OF PROPERTY, PLANT AND EQUIPMENT	(2,683)	(23,199)

(LOSS) INCOME FROM OPERATIONS	(1,637,181)	68,564

OTHER EXPENSES
Interest expense, net (Note 5)	399,322	685,535

LOSS BEFORE INCOME TAXES	(2,036,503)	(616,971)

PROVISION FOR INCOME TAXES (Note 12)	218,231	143,928

NET LOSS	($2,254,734)	($760,899)

The accompanying notes are an integral part of these combined financial statements.

AITEC HOLDINGS GROUP

Combined Balance Sheets

May 31, 2007 and September 30, 2006

	May 31, 2007	September 30, 2006
ASSETS
CURRENT ASSETS
Cash	$442,525	$145,097
Accounts receivable, net of allowances of $189,146 and $131,485 (Note 3)	13,062,299	13,500,545
Inventories	382,632	400,637
Prepaid expenses and other current assets	692,128	372,100

TOTAL CURRENT ASSETS	14,579,584	14,418,379

PROPERTY, PLANT AND EQUIPMENT, net (Note 4)	2,630,951	4,228,839
DEFERRED INCOME TAXES (Note 12)	—	898
RIGHTS, net of accumulated amortization of $31,379 and $32,900	71,502	70,710
GOODWILL (Note 9)	2,133,520	2,747,966

TOTAL ASSETS	$19,415,557	$21,466,792

LIABILITIES
CURRENT LIABILITIES
Bank indebtedness (Note 5)	$8,533,030	$8,590,887
Accounts payable	1,666,760	1,193,298
Bonuses payable	1,583,752	727,299
Other accrued liabilities	2,453,523	2,410,101
Income taxes payable	64,851	—
Current portion of long-term debt (Note 5)	1,131,709	1,431,036
Capital lease obligations—current portion (Note 7)	90,578	104,101
Deferred income taxes (Note 12)	1,397	—

TOTAL CURRENT LIABILITIES	15,525,600	14,456,722

SHAREHOLDER LOANS (Note 6)	6,514,254	3,221,006
LONG-TERM DEBT (Note 5)	418,688	1,122,329
OBLIGATIONS UNDER CAPITAL LEASE (Note 7)	54,102	108,563
EMPLOYEE PROFIT SHARING PLAN (Note 6)	—	3,187,545
DEFERRED INCOME TAXES (Note 12)	98,752	—

	22,611,396	22,096,165

COMMITMENTS AND CONTINGENCIES (Note 8)	—	—
Redeemable Preferred Shares (Note 10), par value $.00 per share, unlimited shares authorized; 6,049,837 shares issued	5,636,219	5,432,274

SHAREHOLDERS’ DEFICIENCY
Common Stock, $.00 par value per share, unlimited shares authorized; 926,160 issued	609	609
Additional paid in capital	12,637	12,637
Accumulated deficit	(6,252,569)	(3,997,835)
Accumulated other comprehensive loss	(2,592,735)	(2,077,058)

TOTAL SHAREHOLDERS' DEFICIENCY	(8,832,058)	(6,061,647)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIENCY	$19,415,557	$21,466,792

The accompanying notes are an integral part of these combined financial statements.

AITEC HOLDINGS GROUP

Combined Statements of Shareholders’ Deficiency

8 months ended May 31, 2007 and year ended September 30, 2006

	Number of Common Shares	Common Shares	Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss (“AOCL”)	Total Accumulated Deficit and AOCL	Total Shareholders’ Deficiency
Balance at September 30, 2005	800	$609	$12,637	($3,236,936)	($1,518,280)	($4,755,216)	($4,741,970)

Net loss				(760,899)		(760,899)	(760,899)
Foreign currency translation adjustment					(558,778)	(558,778)	(558,778)

Comprehensive loss							(1,319,677)

Balance at September 30, 2006	800	609	12,637	(3,997,835)	(2,077,058)	(6,074,893)	(6,061,647)

Net loss				(2,254,734)		(2,254,734)	(2,254,734)
Foreign currency translation adjustment					(515,677)	(515,677)	(515,677)

Comprehensive loss							(2,770,411)

Balance at May 31, 2007	800	$609	$12,637	($6,252,569)	($2,592,735)	($8,845,304)	($8,832,058)

The accompanying notes are an integral part of these combined financial statements.

AITEC HOLDINGS GROUP

Combined Statements of Cash Flows

8 months ended May 31, 2007 and year ended September 30, 2006

	May 31, 2007	September 30, 2006
NET INFLOW (OUTFLOW) OF CASH RELATED TO THE FOLLOWING ACTIVITIES:
OPERATING ACTIVITIES
Net loss	$(2,254,734)	$(760,899)
Items not affecting cash
Amortization and depreciation	605,211	1,042,931
Impairment of property, plant and equipment (Note 4)	1,559,879	—
Impairment of goodwill (Note 9)	674,026	—
Gain on sale of property, plant and equipment	(2,683)	(23,199)
Deferred income taxes	101,081	48,307

Changes in non-cash operating working capital components
Accounts receivable	860,762	(4,064,330)
Inventories	33,042	121,156
Prepaid expenses and other current assets	(309,688)	48,677
Accounts payable	372,494	394,214
Other accrued liabilities	(29,916)	577,482
Bonuses payable	829,156	628,865
Income taxes payable	64,851	—
Employee profit sharing plan	(3,127,180)	3,187,545

	(623,699)	1,200,749

INVESTING ACTIVITIES
Note receivable	—	22,448
Purchase of property, plant and equipment	(411,935)	(899,441)
Proceeds on sale of property, plant and equipment	6,100	171,283

	(405,835)	(705,710)

FINANCING ACTIVITIES
Borrowings (repayments) of bank indebtedness, net	(377,149)	261,914
Repayments of shareholder loans	(200,942)	(591,430)
Contributions from shareholder loans	3,106,250	74,185
Repayments of long-term debt	(1,098,801)	245,077
Repayments of capital lease obligations	(67,984)	(56,311)

	1,361,374	(66,565)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(34,412)	(348,892)

NET CHANGE IN CASH	297,428	79,582

CASH, BEGINNING OF PERIOD	145,097	65,515

CASH, END OF PERIOD	$442,525	$145,097

SUPPLEMENTAL DISCLOSURES
Interest paid	$473,794	$685,643
Income taxes paid	$10,208	$139,486
Non-cash transaction-purchase of property, plant and equipment included in accounts payable	$76,420	$—

The accompanying notes are an integral part of these combined financial statements.

AITEC HOLDINGS GROUP

Notes to the Combined Financial Statements

May 31, 2007 and September 30, 2006

1.	DESCRIPTION OF THE BUSINESS

Aitec Holdings Group (the “Group”) consists of the following legal entities:

Aitec Holdings Inc. (an Ontario, Canada company)

P. Leonard Holdings Inc. (an Ontario, Canada company)

Little Creek Holdings Inc. (an Ontario, Canada company)

Topher Holdings Inc. (an Ontario, Canada company)

J. Johnson Holdings Inc. (an Ontario, Canada company)

B. Munro Holdings Inc. (an Ontario, Canada company)

D. Norman Holdings Inc. (an Ontario, Canada company)

J. Benedictus Holdings Inc. (an Ontario, Canada company)

M. Bouma Holdings Inc. (an Ontario, Canada company)

Aitec Shareholding Inc. (an Ontario, Canada company)

Aitec License (an Ontario, Canada company)

Aitec Investments, Inc. (an Ontario, Canada company)

Aitec, Inc. (an Ontario, Canada company)

Aitec Western, Inc. (an Alberta, Canada company)

Weldsonix International, Inc. (an Ontario, Canada company)

Aitec Investments USA, Inc. (an Ontario, Canada company)

Aitec USA, Inc. (a U.S. company)

Weldsonix Inc. (a U.S. company)

Their principal business activities include non-destructive testing services to the resource and construction industries. Two of the companies in this group, Aitec USA Inc. and Weldsonix Inc., are incorporated under the laws of the United States. The financial statements of the Group have been prepared on a combined basis as the companies are under common control and management. They have been presented in U.S. dollars with all intercompany transactions and balances eliminated upon combination.

2.	SIGNIFICANT ACCOUNTING POLICIES

Cash

Cash consists of cash on hand and balances with banks.

Inventories

Inventories consist of supplies which are valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

AITEC HOLDINGS GROUP

Notes to the Combined Financial Statements

May 31, 2007 and September 30, 2006

2.	ACCOUNTING POLICIES (continued)

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed at rates calculated to depreciate the cost of the assets less their residual values over their estimated useful lives. Leasehold improvements are depreciated on a straight-line basis over the shorter of the estimated useful life and term of the respective leases. The following annual rates have been used:

Equipment	20% declining-balance
Vehicles	30% declining-balance
Computer equipment	30% declining-balance
Furniture and fixtures	20% declining-balance
Leasehold improvements	straight-line over 10 years

Impairment of long-lived assets

Long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. An impairment loss is recognized when their carrying value exceeds the total undiscounted cash flows expected from their use and eventual disposition. The amount of the impairment loss is determined as the excess of the carrying value of the asset over its fair value.

Goodwill and other intangible assets

Goodwill represents the excess of costs over fair value of net assets of businesses acquired. Goodwill acquired in a purchase business combination is determined to have an indefinite useful life and is not amortized, but is instead tested for impairment at least annually in accordance with the provisions of Financial Accounting Standards Board (“FASB”) No. 142, Goodwill and Other Intangible Assets. The annual impairment test is conducted by first comparing the estimated fair value of the reporting unit to the ‘implied fair value’ of goodwill with its carrying amount. The estimated fair value of the reporting unit is determined by using discounted future cash flow estimates.

Rights are recorded at cost less accumulated amortization. These rights allow the Group to use the Atlas Testing name for all pipeline and non-pipeline work in Canada, except for non-pipeline work in the province of Quebec and the city of Sarnia. Amortization is calculated on a straight line basis over the life of the rights which is 15 years. Rights are reviewed for impairment in accordance with FASB No. 144, Accounting for Impairment or Disposal of Long-Lived Assets (“FASB No. 144”).

Income taxes

The Group follows the guidance in FASB No. 109, Accounting for Income Taxes (“FASB No. 109”) which requires use of the asset and liability method for deferred income taxes and provide deferred income taxes for all significant temporary differences. As part of the process of preparing the combined financial statements, the Group is required to estimate its income taxes in each of the jurisdictions it operates in.

AITEC HOLDINGS GROUP

Notes to the Combined Financial Statements

May 31, 2007 and September 30, 2006

2.	ACCOUNTING POLICIES (continued)

Foreign currency translation

The assets and liabilities of the companies in the Group with functional currencies other than the U.S. dollar have been translated into U.S. dollars at the exchange rate in effect at the balance sheet date. All other assets and liabilities of the Group expressed in currencies other than the U.S. dollar have been translated at the rates in effect at the balance sheet date. Revenue and expenses are translated at average annual exchange rates. Translation adjustments for the asset and liability accounts are included as a separate component of accumulated other comprehensive income (loss) in shareholders’ deficiency.

Revenue recognition

The Group recognizes service revenue from contracts ratably as the services are provided, when persuasive evidence of an arrangement exists, the price to the customer is fixed or determinable and collection is reasonably assured.

Concentration of credit risk

The Group, in the normal course of business, monitors the financial condition of its customers and reviews the current history of each new customer. No single customer accounts for more than 10% of combined revenues. The Group does not believe that it is exposed to an unusual level of customer credit risk.

Interest rate risk

At May 31, 2007, a portion of the Group’s long-term debt was at variable rates. The Group does not use derivative instruments to manage its exposure to interest rate risk.

Employee benefit plan

The cost of the Group’s defined contribution pension plan is expensed as incurred. The Group makes payments into the plan in accordance with the plan agreement.

Use of estimates

The Group’s accounting policies conform to accounting principles generally accepted in the United States (“GAAP”). The most significant account policies have been described above. The preparation of financial statements in conformity with GAAP requires management to make estimates and judgments that affect the reported financial position and statement of operations. Management reviews significant estimates and judgments affecting the combined financial statements on a recurring basis and record the effect of any necessary adjustments prior to their publication. Estimates and judgments are based on information available at the time such estimates and judgments are made. Adjustments made with respect to the use of these estimates and judgments often relate to information not previously available. Uncertainties with respect to such estimates are inherent in the preparation of financial statements. Estimates and judgments are used in, among other things, (1) analyzing tangible and intangible assets for possible impairment, (2) assessing future tax exposure and the realization of tax assets, (3) estimating various factors used to accrue liabilities (4) establishing an allowance for uncollectible accounts receivable, and (5) estimating the useful lives of our property, plant, and equipment.

AITEC HOLDINGS GROUP

Notes to the Combined Financial Statements

May 31, 2007 and September 30, 2006

2.	ACCOUNTING POLICIES (continued)

New accounting pronouncements

In June 2006, the Emerging Issues Task Force (“EITF”) issued consensus 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement” (That Is, Gross versus Net Presentation) (“EITF 06-3”). In EITF 06-3, the Task Force reached a consensus that the presentation of tax assessed by a governmental authority that is both imposed on and concurrent with a specific revenue-producing transaction between a seller and a customer and disclosed on either a gross basis (included in revenues and costs) or a net basis (excluded from revenues) is an accounting policy decision that should be disclosed. EITF 06-3 is effective for fiscal years beginning after December 15, 2006. Management is currently evaluating the impact of this EITF on the financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements”
(“FASB No. 157”). FASB No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosure requirements regarding fair value measurement. Where applicable, this statement simplifies and codifies fair value related guidance previously issued within U.S. GAAP. FASB No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management currently does not anticipate FASB No. 157 to have a material effect on the results of operations or financial position of the Group.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” , an interpretation of FASB No. 109, “Accounting for Income Taxes” (“FIN 48”) , to create a single model to address accounting for uncertainty in tax positions. FIN 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Group is currently evaluating the impact of the interpretation on its financial statements and does not believe it will have a material adverse effect on the financial statements upon adoption.

In February 2007, the FASB issued statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“FASB No. 159”). FASB No. 159 permits entities to choose to measure certain financial instruments and other items at fair value that are not currently required to be measured at fair value. It also creates presentation and disclosure requirements that will enhance comparability between entities that choose different measurement attributes for similar types of assets and liabilities. FASB No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Management currently does not anticipate FASB No. 159 to have a material effect on the results or financial position of the Group.

In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB No. 108”). SAB No. 108 requires registrants to consider the effects of prior year unadjusted errors in quantifying current year misstatements for the purpose of a materiality assessment. A one-time cumulative effect adjustment to beginning-of-year retained earnings upon the first identification of material errors in existence at the beginning of the first fiscal year ending after November 15, 2006. Management has evaluated SAB No. 108 and have determined that it does not have a material effect on the financial statements.

AITEC HOLDINGS GROUP

Notes to the Combined Financial Statements

May 31, 2007 and September 30, 2006

3.	ACCOUNTS RECEIVABLE

A summary of accounts receivables as of May 31, 2007 and September 30, 2006 is as follows:

	May 31, 2007	September 30, 2006
Trade accounts receivable	$13,251,445	$13,632,030
Allowance for doubtful accounts	(189,146)	(131,485)

Total	$13,062,299	$13,500,545

The allowance for doubtful accounts is our best estimate of the amount of probable credit losses. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is remote. The following summarizes the activity in the allowance for doubtful accounts for the 8 and 12 month periods ended May 31, 2007 and September 30, 2006, respectively:

	May 31, 2007	September 30, 2006
	(8 months)	(12 months)
Balance at beginning of period	$131,485	$156,518
Provision for doubtful accounts	114,376	89,865
Writeoff of bad debts	(56,715)	(114,898)

Balance at end of the period	$189,146	$131,485

AITEC HOLDINGS GROUP

Notes to the Combined Financial Statements

May 31, 2007 and September 30, 2006

4.	PROPERTY, PLANT AND EQUIPMENT

A summary of property, plant, and equipment as of May 31, 2007 and September 30, 2006 is as follows:

	May 31, 2007	September 30, 2006
Equipment	$6,329,544	$11,011,546
Vehicles	943,483	1,247,854
Computer equipment	632,732	608,460
Furniture and fixtures	316,621	546,390
Leasehold improvements	247,981	336,451

	8,470,361	13,750,701
Accumulated depreciation	(5,839,410)	(9,521,862)

	$2,630,951	$4,228,839

Included within property, plant and equipment are assets under capital leases with a cost of $339,582 for May 31, 2007 and September 30, 2006 with accumulated depreciation of $163,872 and $130,316 at May 31, 2007 and September 30, 2006, respectively.

Depreciation expense amounted to $ 603,689 and $1,040,932 for the 8 months ended May 31, 2007 and the year ended September 30, 2006, respectively.

During the 8 months ended May 31, 2007, an asset impairment of $1,559,879 was recognized on the plant, property, and equipment associated with Weldsonix Inc. (Note 14).

5.	BANK INDEBTEDNESS AND LONG-TERM DEBT

The Group has available a demand revolving facility with a bank of up to $10,000,000 CDN subject to an individual limit of $10,000,000 CDN ($9,316,000 USD at May 31, 2007) for Aitec Holding Inc. and $2,250,000 CDN ($2,096,100 USD at May 31, 2007) for Weldsonix International Inc.

Amounts drawn on the demand revolving facility were $8,533,030 and $8,590,887 at May 31, 2007 and September 30, 2006, respectively. The demand revolving facility and the Group’s bank loans are collateralized by substantially all assets of the Group, including accounts receivable, inventory and equipment. As part of the banking agreement, the Group is required to maintain various financial covenants. At May 31, 2007 and September 30, 2006 the Group is in compliance with these covenants.

AITEC HOLDINGS GROUP

Notes to the Combined Financial Statements

May 31, 2007 and September 30, 2006

5.	BANK INDEBTEDNESS AND LONG-TERM DEBT (continued)

Long-term debt as of May 31, 2007 and September 30, 2006 is as follows:

	May 31,	September 30,
	2007	2006

Revolving reducing bank demand term loan bearing interest at prime plus 1.5% per annum, collateralized by a floating charge over all Group assets, due January 2007 with monthly principal payments of $70,933 CDN.	$—	$318,472

Note payable to former shareholder bearing interest at 8.75% per annum, annual principal payments of $150,000 CDN ($139,740 USD at May 31, 2007) due February 1 each year, maturing February 2008, unsecured, February 1, 2007 repayment was postponed.	288,162	277,732

Note payable to former shareholder bearing interest at prime plus 1%, no specified term of repayment, unsecured.	13,973	12,827

Bank loan payable bearing interest at prime plus 1.5% per annum, due January 2008 with monthly principal payments of $35,000 CDN ($32,606 USD at May 31, 2007).	261,175	502,454

Bank loan payable bearing interest at prime plus 1.5% per annum, due August 2008 with monthly principal payments of $37,500 CDN ($34,935 USD at May 31, 2007).	489,100	774,439

Balance to carry forward	$1,052,410	$1,885,924

AITEC HOLDINGS GROUP

Notes to the Combined Financial Statements

May 31, 2007 and September 30, 2006

5.	BANK INDEBTEDNESS AND LONG-TERM DEBT (continued)

	May 31, 2007	September 30, 2006
Balance brought forward	$1,052,410	$1,885,924

Note payable to former shareholders bearing interest at prime plus 1% per annum with annual principal payments of $74,640 CDN ($69,535 USD as of May 31, 2007) due March 1 each year, maturing March 2011, unsecured.	249,966	335,096

Note payable to former shareholder bearing interest at prime plus 1% per annum with annual principal payments of $84,784 CDN ($78,985 USD as of May 31, 2007) due May 1 each year, maturing May 1 2009, unsecured	157,974	228,383

Bank loan payable bearing interest at 9% per annum denominated in US dollars, collateralized by certain capital assets (Note 4) of the group due June 2011 with blended monthly payments of $1,808 and a final payment of $35,946.	90,047	103,962

	1,550,397	2,553,365
Current portion	1,131,709	1,431,036

Long-term portion	$418,688	$1,122,329

Interest on long-term debt amounted to $89,359 and $189,255 for the 8 months ended May 31, 2007 and the year ended September 30, 2006, respectively.

Principal payments required in each of the next four years are as follows:

2008	$1,131,709
2009	247,038
2010	85,257
2011	86,393

$1,550,397

AITEC HOLDINGS GROUP

Notes to the Combined Financial Statements

May 31, 2007 and September 30, 2006

6.	SHAREHOLDER LOANS

Loans from shareholders are postponed in favour of the bank and are non-interest bearing. The loans are collateralized by a general security agreement covering the assets of the Group, subordinated to the bank loans. Consent must be provided by the bank and the Group cannot be in violation of banking agreement covenants prior to shareholder loans being repaid. Amounts listed as Employee Profit Sharing Plan payable are included in long-term liabilities as these amounts are payable only with consent by the bank, which requires that these amounts be loaned back to the Group as shareholder loans.

7.	OBLIGATIONS UNDER CAPITAL LEASE

Future minimum payments under capital leases including interest over the next 3 years are as follows:

2008	$90,578
2009	47,580
2010	6,522
Thereafter	—

Total	144,680
Less current portion	90,578

Long term portion of obligation	$54,102

Interest is charged at rates ranging from 0.0% to 9.25%. Interest expense on capital lease obligations amounted to $7,463 and $12,903 for the 8 months ended May 31, 2007 and the year ended September 30, 2006, respectively.

8.	COMMITMENTS AND CONTINGENCIES

The Group is committed to annual lease payments of approximately $4.7 million for automobiles, equipment and premises for the next five years and thereafter as follows:

2008	$1,850,997
2009	1,281,182
2010	669,517
2011	504,296
2012	223,798
Thereafter	131,920

$4,661,710

Total rent expense under operating leases was $1,515,495 and $1,582,253 for the 8 months ended May 31, 2007 and the year ended September 30, 2006, respectively.

AITEC HOLDINGS GROUP

Notes to the Combined Financial Statements

May 31, 2007 and September 30, 2006

8.	COMMITMENTS AND CONTINGENCIES (continued)

The Group has been named as a co-defendant in 2 separate warranty based lawsuits. Counsel has advised that the Group may successfully defend both claims. Management has accrued $250,000 in connection with these claims which is included in other accrued liabilities. Management believes that adequate provisions have been recorded in the accounts for all such claims, and although at this time it is not possible to accurately estimate the extent of potential costs and losses, if any, management believes that the ultimate resolution or any, or all of such claims, will not have a material adverse effect on the financial position of the Group.

9.	GOODWILL IMPAIRMENT

During the 8 months ended May 31, 2007 the Group recognized an impairment loss of $674,026 associated with goodwill related to the Weldsonix disposition (Note 14) after it was determined that the fair value of the reporting unit was less than its carrying value in accordance with FASB No. 142. The assessment of impairment was made in light of the sale mentioned in note 14 and was thus considered necessary under the requirements of FASB No. 143 during interim periods with significant triggering events.

10.	REDEEMABLE PREFERRED SHARES

The preferred shares do not have voting rights and are redeemable and retractible at $1 CDN per share. The shares have preference over common shares in liquidation.

As the preferred shares are redeemable by the holder, the shares have been recorded at their redemption value of $1 CDN per share and have been presented outside of permanent equity in accordance with EITF D-98 “Classification and Measurement of Redeemable Securities”.

11.	EMPLOYEE BENEFIT PLAN

Aitec Inc. has a defined contribution pension plan for its employees. Contributions for the 8 months ended May 31, 2007 and the year ended September 30, 2006 were $1,849,085 and $2,676,350, respectively.

AITEC HOLDINGS GROUP

Notes to the Combined Financial Statements

May 31, 2007 and September 30, 2006

12.	INCOME TAXES

Income tax expense for the 8 months ended May 31, 2007 and the year ended September 30, 2006 was as follows (in thousands):

	Current	Deferred	Total
8 months ended May 31, 2007:
Canadian Federal	$211	$95	$306
Foreign	(88)	—	(88)

Total	$123	$95	$218

Year ended September 30, 2006:
Canadian	$96	$48	$144

The components of pre-tax loss for 8 months ended May 31, 2007 and the year ended September 30, 2006 were as follows (in thousands):

	Domestic	Foreign	Total
8 months ended May 31, 2007:	$(552)	$(1,485)	$(2,037)
Year ended September 30, 2006:	$162	$(779)	$(617)

Income tax expense differed from the amounts computed by applying the combined Canadian Federal and Provincial income tax rate of 36% for the 8 months ended May 31, 2007 and the year ended September 30, 2006 to pretax loss as a result of the following (in thousands):

	May 31, 2007	September 30, 2006
Pre-tax loss	$(2,037)	$(617)

Computed income taxes at statutory rate	(733)	(222)
Small business rate reduction	—	(90)
Non-deductible expenses	194	70
Goodwill impairment	241	—
Change in valuation allowance	563	280
Other	(47)	106

Provision for income tax	$218	$144

AITEC HOLDINGS GROUP

Notes to the Combined Financial Statements

May 31, 2007 and September 30, 2006

12.	INCOME TAXES (continued)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below:

	May 31,	September 30,
	2007	2006
Deferred Tax Assets
Loss carried forward	$1,423,863	$837,806
Other	1,665	95,468
Less: valuation allowance	(1,379,822)	(816,394)

Total deferred tax assets	45,706	116,880

Deferred Tax Liabilities
Property, plant and equipment	22,461	62,153
Intangibles	49,420	31,963
Contingent liabilities	54,499	17,060
Other	19,475	4,806

Total deferred tax liabilities	145,855	115,982

Net deferred tax (liability) asset	$(100,149)	$898

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The need to establish valuation allowances for the net deferred tax assets is assessed periodically based on a more-likely-than-not realization threshold in accordance with FASB No. 109. Appropriate consideration is given to all positive and negative evidence related to that realization. This assessment considers, among other matters, the nature, frequency and severity of recent losses, forecasts of future profitability, the duration of statutory carryforward periods, the Group’s experience with tax attributes expiring unused, and tax planning alternatives. The weight given to these considerations depends upon the degree to which they can be objectively verified.

The valuation allowance that the Group has recognized relates to certain foreign jurisdiction net loss carryforwards. The Group recognized a valuation allowance of $1,379,822 and $816,394 at May 31, 2007 and September 30, 2006, respectively.

AITEC HOLDINGS GROUP

Notes to the Combined Financial Statements

May 31, 2007 and September 30, 2006

13.	INDUSTRY SEGMENT INFORMATION

FASB Statement No. 131, Disclosure about Segments of an Enterprise and Related Information (“FASB No. 131”), requires that the disclosure of certain information about operating segments where operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. The Group’s operating segments are reported under one segment as they have similar services, types of products and economic characteristics.

Revenues from operations and long-lived assets in the United States and Canada are as follows:

	Total Revenues	Long Lived Assets
As at and for the 8 months ended May 31, 2007
United States	$9,845,844	$301,962
Canada	29,786,497	4,534,011

	$39,632,341	$4,835,973

As at and for the Year ended September 30, 2006
United States	$8,843,538	$981,541
Canada	43,283,304	6,065,974

	$52,126,842	$7,047,515

14.	SUBSEQUENT EVENTS

On June 1, 2007, Team, Inc. (“Team”), a U.S. company, purchased all outstanding preferred shares and all common shares of the Group for approximately $34 million, subject to a working capital adjustment.

AITEC HOLDINGS GROUP

Notes to the Combined Financial Statements

May 31, 2007 and September 30, 2006

14.	SUBSEQUENT EVENTS (continued)

On June 2, 2007, Team sold all of the stock of Weldsonix Inc. (“Weldsonix”) to Weldsonix’s management for $1 plus settlement of all outstanding intercompany payables. The following is a summary of selected financial information of Weldsonix as of May 31, 2007:

Assets
Cash	$311,405
Accounts receivable	1,820,431
Prepaids and other current assets	406,640

Total Assets	$2,538,476

Liabilities
Accounts payable	$279,496
Accrued liabilities	700,452
Current portion of long term debt	20,161
Current portion of capital leases	44,904
Intercompany payable	$3,946,565

Long-Term Debt	70,207
Obligations Under Capital Lease	15,209

Total Liabilities	$5,076,994